Exhibit 99.1

Hercules Offshore Announces Second Quarter 2007 Earnings

HOUSTON, August 3/PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $23.5 million, or $0.72 per diluted share, on revenues of $99.0 million for second quarter 2007, compared to net income of $22.9 million, or $0.71 per diluted share, on revenues of $76.3 million for second quarter 2006.

Included in the results for the quarter ended June 30, 2007 are $0.5 million in severance-related costs incurred in anticipation of the recent acquisition of TODCO, and a loss of $0.6 million related to the early retirement of debt, net of a $0.3 million interest rate swap gain. On an after-tax basis, these items approximated $0.7 million, or $0.02 per diluted share. Excluding the effect of these items, net income was $24.2 million, or $0.74 per diluted share.

Randy Stilley, President and Chief Executive Officer, stated, “While we remain confident that a tightening of the supply and demand balance of jackups in the U.S. Gulf of Mexico will ultimately come to fruition, the recent deterioration in the outlook for U.S. natural gas prices could delay the expected recovery in jackup demand. Despite the ongoing weakness in jackup demand in the U.S. Gulf of Mexico, the company still increased earnings per share versus the year-ago quarter, a testament to the success of our international expansion, growth in our liftboat business and ongoing cost management.”

Mr. Stilley continued, “The recent TODCO acquisition not only adds significant scale to our domestic drilling business, but also improves our operational flexibility and adds exposure to key selected international markets. During July, we announced a contract to move a rig from Brazil to West Africa, where the company will now operate 18 liftboats and two jackup rigs. We will continue to seek opportunities to improve our position in our core locations through acquisitions and mobilization of additional assets.”

Contract Drilling Services Highlights

During second quarter 2007, revenues from Domestic Contract Drilling Services were $28.3 million, a 26% percent decrease over revenues of $38.3 million in second quarter 2006, which resulted from lower utilization and lower average daily revenue per rig. Second quarter 2007 utilization was 68.7%, compared to 94.3% during second quarter 2006 and average daily revenue per rig decreased $1,982 to $75,531 in second quarter 2007 as a result of softer demand. Operating income decreased to $10.1 million in second quarter 2007 from $22.4 million in the prior year period.

International Contract Drilling Services revenues were $19.6 million, up from $4.3 million in second quarter 2006. Prior to second quarter 2006, during which we commenced work with Rig 16 under our first international drilling contract, we did not have international drilling operations. During second quarter 2007, we had two rigs working internationally, with 179 total operating days, as compared to 33 days during the same period a year ago. Operating income increased to $9.9 million in the second quarter 2007 from $2.0 million in the prior year period.

Marine Services Highlights

Domestic Marine Services revenues were $37.2 million in second quarter 2007, up from $30.2 million in second quarter 2006. Operating income increased to $14.8 million in second quarter 2007 from $14.0 million in the same period a year ago. The higher revenue and operating income reflect an increase in the average daily revenue per liftboat to $12,482 in second quarter 2007 from $10,765 in second quarter 2006, as well as an increase in the total number of operating days to 2,980 during the current quarter from 2,802 a year ago.

International Marine Services revenues were $13.9 million in second quarter 2007, up from $3.6 million in second quarter 2006. This increase was due primarily to the successful completion of our West Africa liftboat acquisition, which contributed to an increase in the total number of operating days to 1,252 from 355. Operating income increased to $3.5 million in second quarter 2007 from $1.1 million in second quarter 2006.

Acquisition of TODCO

On July 11, 2007, the company completed its previously announced acquisition of TODCO for total consideration of approximately $2,398.0 million consisting of approximately $925.8 million in cash and 56.6 million shares of Hercules common stock. In connection with the acquisition, the company entered into a new $1,050.0 million credit facility, consisting of a $900.0 million term loan facility and a $150.0 million revolving credit facility, which is currently undrawn.

TODCO Highlights

To assist investors in evaluating business trends affecting the company, the company is furnishing, separate from its reported results, certain selected financial information of TODCO for the quarter ended June 30, 2007, which was prior to the acquisition of TODCO. The selected financial information furnished herein is reported pursuant to the accounting policies, practices and internal controls consistently utilized by TODCO prior to the acquisition.

TODCO second quarter 2007 results were $0.62 per diluted share on revenues of $229.4 million and operating income of $55.5 million. Excluding transaction related expenses, TODCO diluted earnings per share were $0.65 for the second quarter.

TODCO’s results will be included with Hercules Offshore’s third quarter results from the date of acquisition. The company is the accounting acquirer in the transaction. Therefore, the company will apply the purchase method of accounting, and the purchase price will be allocated to the net assets acquired based upon their estimated fair values at the date of acquisition. Furthermore, certain adjustments, reclassifications and changes in classification, accounting treatment, policies and estimates will be made to conform TODCO’s accounting policies to the company’s policies. For these reasons, the preliminary estimates of selected TODCO financial information furnished in this press release may not be indicative of future results.

Non-GAAP

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the company and TODCO have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the company and TODCO. However, these measures should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements.

Conference Call Information

Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on Friday August 3, 2007 to discuss its second quarter 2007 financial results. The conference call will also be broadcast live via the Internet at www.herculesoffshore.com. To participate in the conference call by telephone, please call, 10 minutes prior to the scheduled start time, one of the following telephone numbers:

888-679-8034 (Domestic)

617-213-4847 (International)

The access or confirmation code is 71779671

A replay of the conference call will be available by telephone on Friday August 3, 2007 beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through Friday August 10, 2007. The phone number for the conference call replay is (888) 286-8010 or internationally (617) 801-6888. The access code is 38019424. Additionally, the recorded conference call will be accessible through our website at www.herculesoffshore.com for 28 days after the conference call.

Additional Information

Headquartered in Houston, Hercules Offshore, Inc. currently operates a fleet of 33 jackup rigs, 27 barge rigs, 65 liftboats, three submersible rigs, nine land rigs, one platform rig and a fleet of marine support vessels operated through a wholly owned subsidiary, and has operations in ten different countries on five continents. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

For more information, please visit our website at www.herculesoffshore.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Other risks and uncertainties that may affect actual results after the merger include, among other things, oil and natural gas prices and industry expectations about future prices; demand for offshore and inland water rigs and liftboats; Hercules’ ability to enter into and the terms of future contracts; the impact of governmental laws and regulations; increases in operating expenses; uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production; the availability of skilled personnel; extended delivery time for material and equipment; labor relations and work stoppages; operating hazards such as severe weather and seas, fires, cratering, blowouts, war, terrorism and inadequate insurance coverage; compliance with or breach of environmental laws; the impact of newly built rigs; the effect of litigation and contingencies; international political and economic uncertainties; adverse political, economic and business conditions in Venezuela and West Africa; and the inability of Hercules to achieve its plans or carry out its strategies. Other risks and uncertainties that may affect actual results are described in Hercules’ most recent periodic reports and other documents filed with the SEC, which are available free of charge at the SEC’s website at http://www.sec.gov.

Risks with respect to the combination of Hercules Offshore and TODCO, as well as other past and potential future acquisitions, include difficulties in the integration of the operations and personnel of the acquired company, diversion of management’s attention away from other business concerns, and the assumption of any undisclosed or other liabilities of the acquired company. Expected benefits of the merger may not be achieved in the near term, or at all. Additional risks of integration include: the businesses and information and information systems and controls of Hercules and TODCO may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, at the time it expects or at all, revenue synergies or cost savings from the transaction; revenues following the transaction may be lower than expected as a result of losses of customers, changes in business and locations of operations, or other reasons; transaction and integration-related costs, operating costs, customer loss and business may be greater than expected following the transaction; and we could experience difficulties in maintaining relationships with employees.

The TODCO selected financial information has been prepared using the accounting policies, practices and internal controls consistently utilized by TODCO prior to the merger with the company. The company is in the process of reviewing the accounting policies and internal controls of TODCO. For these reasons, TODCO historical actual results reported by the company in the future may differ significantly from the preliminary results of selected TODCO financial information furnished in this press release.

Contact Information:

Stephen M. Butz

Vice President Finance and Treasurer

Hercules Offshore, Inc.

713-979-9832

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,621	$72,772
Restricted cash	250	250
Marketable securities	23,900	—
Accounts receivable	74,976	89,136
Insurance claims receivable	5,853	—
Prepaid expenses and other	11,626	18,065

Total current assets	169,226	180,223
PROPERTY AND EQUIPMENT, net	438,270	415,864
OTHER ASSETS, net	13,424	9,494

Total assets	$620,920	$605,581

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$55,550	$1,400
Insurance note payable	—	6,058
Accounts payable	30,826	29,123
Accrued liabilities	14,574	16,262
Taxes payable	3,080	8,745
Interest payable	1,305	2,105
Other current liabilities	4,218	5,633

Total current liabilities	109,553	69,326
LONG-TERM DEBT, net of current portion	—	91,850
OTHER LIABILITIES	6,416	6,700
DEFERRED INCOME TAXES	47,656	42,854
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY	457,295	394,851

Total liabilities and stockholders' equity	$620,920	$605,581

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES
Contract drilling services	$47,965	$42,567	$111,672	$69,564
Marine services	51,079	33,730	97,836	62,866

	99,044	76,297	209,508	132,430
COSTS AND EXPENSES
Operating expenses for contract drilling services, excluding depreciation and amortization	21,234	13,822	42,180	24,929
Operating expenses for marine services, excluding depreciation and amortization	23,162	12,438	43,743	23,267
Depreciation and amortization	12,209	7,551	23,939	13,485
General and administrative, excluding depreciation and amortization	9,335	6,601	18,498	13,187

	65,940	40,412	128,360	74,868

OPERATING INCOME	33,104	35,885	81,148	57,562

OTHER INCOME (EXPENSE)
Interest expense	(1,379)	(2,163)	(3,469)	(4,249)
Gain on disposal of assets	—	—	—	29,580
Loss on early retirement of debt	(870)	—	(870)	—
Other, net	1,246	1,520	2,521	1,823

INCOME BEFORE INCOME TAXES	32,101	35,242	79,330	84,716
INCOME TAX PROVISION	(8,635)	(12,309)	(22,473)	(30,871)

NET INCOME	$23,466	$22,933	$56,857	$53,845

EARNINGS PER SHARE:
Basic	$0.73	$0.73	$1.77	$1.75
Diluted	$0.72	$0.71	$1.74	$1.70
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	32,099	31,480	32,037	30,826
Diluted	32,813	32,367	32,642	31,666

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$56,857	$53,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,939	13,485
Stock-based compensation expense	2,881	1,461
Deferred income taxes	5,031	17,379
Amortization of deferred financing fees	293	327
Excess tax benefit from stock-based arrangements	(1,731)	—
Loss on early retirement of debt	870	—
Gain on disposal of assets	(296)	(29,580)
(Increase) decrease in operating assets—
Accounts receivable	14,146	(20,773)
Insurance claims receivable	(5,853)	(8,892)
Prepaid expenses and other	2,482	1,437
Increase (decrease) in operating liabilities—
Accounts payable	1,703	7,876
Insurance note payable	(6,058)	(2,401)
Other current liabilities	(7,898)	8,230
Other liabilities	(284)	625

Net cash provided by operating activities	86,082	43,019
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in marketable securities	(61,500)	—
Proceeds from sale of marketable securities	37,600	—
Purchase of property and equipment	(38,133)	(118,936)
Deferred drydocking expenditures	(9,864)	(6,534)
Insurance proceeds received	—	50,090
Proceeds from sale of assets, net of commissions	610	—

Net cash used in investing activities	(71,287)	(75,380)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of debt	(37,700)	(700)
Proceeds from issuance of common stock	—	54,199
Proceeds from exercise of stock options	1,510	221
Excess tax benefit from stock-based arrangements	1,731	—
Payment of debt issuance costs	(441)	(632)
Distributions to members	—	(3,732)
Other	(46)	—

Net cash provided by (used in) financing activities	(34,946)	49,356

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,151)	16,995
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	72,772	47,575

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52,621	$64,570

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Domestic Contract Drilling Services Segment:
Number of rigs (as of end of period)	6	7	6	7
Operating days	375	494	849	876
Available days	546	524	1,086	974
Utilization (1)	68.7%	94.3%	78.2%	89.9%
Average revenue per rig per day (2)	$75,531	$77,513	$83,812	$74,530
Average operating expense per rig per day (3)	$25,455	$23,318	$25,287	$23,949
Revenues	$28,325	$38,291	$71,156	$65,288
Operating expenses, excluding depreciation and amortization	$13,899	$12,219	$27,462	$23,326
Depreciation and amortization expense	$2,691	$2,089	$5,252	$3,741
General and administrative expenses, excluding depreciation and amortization	$1,611	$1,587	$3,553	$3,373
Operating income	$10,124	$22,396	$34,889	$34,848

International Contract Drilling Services Segment:
Number of rigs (as of end of period)	3	2	3	2
Operating days	179	33	359	33
Available days	182	37	362	37
Utilization (1)	98.4%	89.2%	99.2%	89.2%
Average revenue per rig per day (2)	$109,719	$129,577	$112,857	$129,577
Average operating expense per rig per day (3)	$40,305	$43,320	$40,659	$43,320
Revenues	$19,640	$4,276	$40,516	$4,276
Operating expenses, excluding depreciation and amortization	$7,335	$1,603	$14,718	$1,603
Depreciation and amortization expense	$1,363	$251	$2,731	$251
General and administrative expenses, excluding depreciation and amortization	$1,015	$472	$1,545	$507
Operating income	$9,927	$1,950	$21,522	$1,915

Domestic Marine Services Segment:
Number of liftboats (as of end of period)	47	47	47	47
Operating days	2,980	2,802	5,647	5,652
Available days	4,186	3,699	8,285	7,157
Utilization (1)	71.2%	75.8%	68.2%	79.0%
Average revenue per liftboat per day (2)	$12,482	$10,765	$12,378	$9,865
Average operating expense per liftboat per day (3)	$3,736	$2,935	$3,534	$2,801
Revenues	$37,195	$30,163	$69,898	$55,760
Operating expenses, excluding depreciation and amortization	$15,639	$10,857	$29,279	$20,050
Depreciation and amortization expense	$6,192	$4,910	$12,262	$8,888
General and administrative expenses, excluding depreciation and amortization	$539	$417	$1,077	$1,162
Operating income	$14,825	$13,979	$27,280	$25,660

International Marine Services Segment:
Number of liftboats (as of end of period)	18	4	18	4
Operating days	1,252	355	2,414	712
Available days	1,547	364	3,021	724
Utilization (1)	80.9%	98.0%	79.9%	98.0%
Average revenue per liftboat per day (2)	$11,090	$10,047	$11,573	$9,980
Average operating expense per liftboat per day (3)	$4,862	$4,346	$4,788	$4,445
Revenues	$13,884	$3,567	$27,938	$7,106
Operating expenses, excluding depreciation and amortization	$7,523	$1,581	$14,464	$3,217
Depreciation and amortization expense	$1,938	$274	$3,642	$553
General and administrative expenses, excluding depreciation and amortization	$882	$593	$1,832	$1,354
Operating income	$3,541	$1,119	$8,000	$1,982

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Total Company:
Revenues	$99,044	$76,297	$209,508	$132,430
Operating expenses, excluding depreciation and amortization	$44,396	$26,260	$85,923	$48,196
Depreciation and amortization expense	$12,209	$7,551	$23,939	$13,485
General and administrative expenses, excluding depreciation and amortization	$9,335	$6,601	$18,498	$13,187
Operating income	$33,104	$35,885	$81,148	$57,562
Interest expense	$(1,379)	$(2,163)	$(3,469)	$(4,249)
Gain on disposal of asset	$—	$—	$—	$29,580
Loss on early retirement of debt	$(870)	$—	$(870)	$—
Other income	$1,246	$1,520	$2,521	$1,823
Income before income taxes	$32,101	$35,242	$79,330	$84,716
Income tax provision	$(8,635)	$(12,309)	$(22,473)	$(30,871)
Net income	$23,466	$22,933	$56,857	$53,845

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in Domestic Contract Drilling Services revenue is a total of $0.1 million related to amortization of contract specific capital expenditures reimbursed by the customer for the three and six months ended June 30, 2007, respectively. There was no such revenue in the three and six months ended June 30, 2006. Included in International Contract Drilling Services revenue is a total of $0.7 million and $2.5 million related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and six months ended June 30, 2007, respectively, and $0.1 million for both the three and six months ended June 30, 2006.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in International Contract Drilling Services operating expense is a total of $0.4 million and $1.6 million related to amortization of deferred mobilization expenses for the three month and six months ended June 30, 2007, respectively.

Hercules Offshore, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or net income excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and six months ended June 30, 2007, and the six months ended June 30, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended June 30, 2007		Six Months Ended
			June 30,		June 30,
			2007		2006
Operating Income:
GAAP Operating Income	$33,104		$81,148		$57,562
Adjustment	505	(a)	505	(a)	—

Non-GAAP Operating Income	$33,609		$81,653		$57,562

Other Income (Expense):
GAAP Other Income (Expense)	$(1,003)		$(1,818)		$27,154
Adjustment	564	(a)	564	(a)	(29,580	)(b)

Non-GAAP Other Income (Expense)	$(439)		$(1,254)		$(2,426)

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(8,635)		$(22,473)		$(30,871)
Tax Impact of Adjustment	(374	)(a)	(374	)(a)	10,945	(b)

Non-GAAP Provision for Income Taxes	$(9,009)		$(22,847)		$(19,926)

Net Income:
GAAP Net Income	$23,466		$56,857		$53,845
Total Adjustment, Net of Tax	695	(a)	695	(a)	(18,635	)(b)

Non-GAAP Net Income	$24,161		$57,552		$35,210

Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$0.72		$1.74		$1.70
Adjustment per Share	0.02	(a)	0.02	(a)	(0.59	)(b)

Non-GAAP Diluted Earnings per Share	$0.74		$1.76		$1.11

(a)	These amounts represent $0.5 million of severance related costs incurred in anticipation of the recent acquisition and a loss of $0.6 million related to the early retirement of debt, net of a $0.3 million interest rate swap gain. On an after-tax basis, these adjustments approximated $0.7 million, or two cents per diluted share, for the three and six months ended June 30, 2007.

(b)	This amount represents a gain on an after-tax basis of $18.6 million related to an insurance claim settlement on the loss of Rig 25.

TODCO

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
OPERATING REVENUES	$229,366	$226,052	$471,262	$409,688

COSTS AND EXPENSES
Operating expenses excluding depreciation and amortization	138,261	140,569	253,013	247,874
Depreciation and amortization	22,318	21,888	44,282	44,226
General and administrative, excluding depreciation and amortization	13,329	10,688	26,613	20,369

	173,908	173,145	323,908	312,469

OPERATING INCOME	55,458	52,907	147,354	97,219

OTHER INCOME (EXPENSE)
Interest income	3,180	2,667	5,989	4,766
Interest expense	(685)	(729)	(1,362)	(1,439)
Gain on disposal of assets	1,715	1,397	7,181	2,269
Impairment loss on long-lived assets	—	(415)	—	(415)
Other, net	434	(283)	454	(48)

INCOME BEFORE INCOME TAXES	60,102	55,544	159,616	102,352
INCOME TAX PROVISION	(24,323)	(20,849)	(63,106)	(38,498)

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	35,779	34,695	96,510	63,854
Cumulative effect of change in accounting principle, net of tax	—	—	—	101

NET INCOME	$35,779	$34,695	$96,510	$63,955

EARNINGS PER SHARE:
Basic	$0.62	$0.56	$1.68	$1.04
Diluted	$0.62	$0.56	$1.66	$1.03
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	57,554	61,621	57,535	61,487
Diluted	58,045	62,066	57,973	61,960

TODCO

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
U.S. Gulf of Mexico Segment:
Number of rigs (as of end of period)	21	21	21	21
Operating days	1,180	1,013	2,364	1,957
Available days	1,456	1,121	2,881	2,201
Utilization (1)	81.0%	90.4%	82.1%	88.9%
Average revenue per rig per day (2)	$82,180	$104,131	$86,199	$91,888
Average operating expense per rig per day (3)	$32,738	$58,334	$27,376	$49,692
Revenues	$96,972	$105,485	$203,775	$179,825
Operating expenses, excluding depreciation and amortization	$47,666	$65,392	$78,869	$109,373
Depreciation and amortization expense	$8,975	$10,535	$17,828	$21,278
Operating income	$40,331	$29,558	$107,078	$49,174

U.S. Inland Barge Segment:
Number of rigs (as of end of period)	27	27	27	27
Operating days	1,233	1,509	2,575	2,963
Available days	1,547	1,547	3,077	3,009
Utilization (1)	79.7%	97.5%	83.7%	98.5%
Average revenue per rig per day (2)	$47,205	$37,227	$47,497	$35,511
Average operating expense per rig per day (3)	$23,849	$21,603	$24,013	$19,473
Revenues	$58,204	$56,176	$122,305	$105,218
Operating expenses, excluding depreciation and amortization	$36,895	$33,420	$73,888	$58,593
Depreciation and amortization expense	$6,934	$5,258	$13,558	$10,765
Operating income	$14,375	$17,498	$34,859	$35,860

International and Other Segment:
Number of rigs (as of end of period)	16	16	16	16
Operating days	1,076	1,030	2,118	2,000
Available days	1,365	1,243	2,715	2,259
Utilization (1)	78.8%	82.9%	78.0%	88.5%
Average revenue per rig per day (2)	$49,087	$43,150	$48,499	$44,366
Average operating expense per rig per day (3)	$30,987	$26,901	$29,548	$28,830
Revenues	$52,818	$44,445	$102,721	$88,731
Operating expenses, excluding depreciation and amortization	$42,297	$33,438	$80,222	$65,128
Depreciation and amortization expense	$5,400	$5,133	$10,905	$10,191
Operating income	$5,121	$5,874	$11,594	$13,412

Delta Towing Segment:
Revenues	$21,372	$19,946	$42,461	$35,914
Operating expenses, excluding depreciation and amortization	$11,403	$8,319	$20,034	$14,780
Depreciation and amortization expense	$1,009	$962	$1,991	$1,992
General and administrative expenses, excluding depreciation and amortization	$1,223	$1,098	$2,452	$2,353
Operating income	$7,737	$9,567	$17,984	$16,789

TODCO

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Total Company:
Revenues	$229,366	$226,052	$471,262	$409,688
Operating expenses, excluding depreciation and amortization	$138,261	$140,569	$253,013	$247,874
Depreciation and amortization expense	$22,318	$21,888	$44,282	$44,226
General and administrative expenses, excluding depreciation and amortization	$13,329	$10,688	$26,613	$20,369
Operating income	$55,458	$52,907	$147,354	$97,219
Interest income	$3,180	$2,667	$5,989	$4,766
Interest expense	$(685)	$(729)	$(1,362)	$(1,439)
Gain on disposal of asset	$1,715	$1,397	$7,181	$2,269
Impairment loss on long-lived assets	$—	$(415)	$—	$(415)
Other, net	$434	$(283)	$454	$(48)
Income before income taxes	$60,102	$55,544	$159,616	$102,352
Income tax expense	$(24,323)	$(20,849)	$(63,106)	$(38,498)
Income before cumulative effect of change in accounting principle	$35,779	$34,695	$96,510	$63,854
Cumulative effect of change in accounting principle, net of tax	$—	$—	$—	$101
Net income	$35,779	$34,695	$96,510	$63,955

(1)	Utilization is the total number of revenue earning days in the period as a percentage of the total number of available days in the period for all drilling rigs in our fleet. Days during which the rigs were undergoing major refurbishments, upgrades, construction or cold-stacked units are not counted as available days.

(2)	Average revenue per rig per day is defined as operating revenue earned per revenue earning day in the period for all drilling rigs.

(3)	Average operating expense per rig per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs in the period divided by the total number of available days in the period.

Note—TODCO historically included days where the rigs were cold-stacked in the number of available days data. The current period and historical available days data has been adjusted to exclude the number of days where the rigs were cold-stacked to be consistent with Hercules Offshore, Inc. historical presentation.

TODCO

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or net income excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and six months ended June 30, 2007. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
Operating Income:
GAAP Operating Income	$55,458		$147,354
Adjustment (a)	2,071	(a)	4,031	(a)

Non-GAAP Operating Income	$57,529		$151,385

Other Income (Expense):
GAAP Other Income (Expense)	$4,644		$12,262
Adjustment (a)	—	(a)	—	(a)

Non-GAAP Other Income (Expense)	$4,644		$12,262

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(24,323)		$(63,106)
Tax Impact of Adjustment (a)	—	(a)	—	(a)

Non-GAAP Provision for Income Taxes	$(24,323)		$(63,106)

Net Income:
GAAP Net Income	$35,779		$96,510
Total Adjustment, Net of Tax (a)	2,071	(a)	4,031	(a)

Non-GAAP Net Income	$37,850		$100,541

Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$0.62		$1.66
Adjustment per Share (a)	0.03	(a)	0.07	(a)

Non-GAAP Diluted Earnings per Share	$0.65		$1.73

(a) Represents $2.1 million and $4.0 million of transaction costs incurred by TODCO for the three and six months ended June 30, 2007, respectively. On an after-tax basis, these charges approximated $2.1 million and $4.0 million, or three cents and seven cents per diluted share, for the three and six months ended June 30, 2007, respectively.